Exhibit 99.  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, pursuant to 18 U.S.C. § as adopted by § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Quarterly Report on Form 10QSB of Oconee Financial Corporation (the "Company") for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Ace of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 15, 2003	/s/ B. Amrey Harden B. Amrey Harden Chief Executive Officer

Dated: May 15, 2003	/s/ Jerry K. Wages Jerry K. Wages Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO OCONEE FINANCIAL CORPORATION AND WILL BE RETAINED BY OCONEE FINANCIAL CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.